UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

(Amendment No.        )

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☐	Preliminary Proxy Statement

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☐	Definitive Proxy Statement

☒	Definitive Additional Materials

☐	Soliciting Material under §240.14a-12

AMPLIFY ENERGY CORP.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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AMPLIFY ENERGY CORP.

500 Dallas Street, Suite 1700

Houston, Texas 77002

ADDITIONAL INFORMATION REGARDING THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2020

The following notice of Change of Location relates to the proxy statement (the “Proxy Statement”) of Amplify Energy Corp. (the “Company”), dated April 7, 2020, furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 20, 2020 at 9:00 am Houston time. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders on or about May 8, 2020.

The time and date of the Annual Meeting have not changed. All references in the Proxy Statement and related proxy materials to the previously scheduled location of the meeting are superseded and replaced by the information contained in this Supplement. A copy of the press release issued by the Company with additional details about the meeting is attached to this Supplement.

Please note that the proxy card included with the proxy materials previously distributed will not be updated to reflect the change in location and may continue to be used to vote your shares in connection with the Annual Meeting.

THIS NOTICE SHOULD BE READ IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION OF ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 20, 2020

To the Stockholders of Amplify Energy Corp.:

Amplify Energy Corp. (the “Company”) filed a definitive proxy statement (the “Proxy Statement”) with the Securities and Exchange Commission on April 7, 2020, in connection with its Annual Meeting of Stockholders (the “Annual Meeting”) to be held on Wednesday, May 20, 2020 at 9:00 am Houston time. As a result of the public health crisis presented by the ongoing COVID-19 pandemic, the C. Baldwin Hotel, the designated location of the Annual Meeting, is no longer available and the Company is required to change the location of the Annual Meeting. Accordingly, the Annual Meeting will now be held at Two Allen Center, Level 12 – The Forum Conference Room, 1200 Smith Street, Houston, Texas 77002.

Additionally, due to the public health crisis presented by the ongoing COVID-19 pandemic and governmental restrictions limiting the number of people who may gather together, and to support the health and well-being of our stockholders, employees and communities, attendees are highly encouraged to wear a self-provided mask or cloth face covering while on the premises and will be required to practice social distancing. Any person in attendance who exhibits cold or flu-like symptoms or who has been exposed to COVID-19 may be asked to leave the premises for the protection of the other attendees. The Company reserves the right to take any additional precautionary measures it deems appropriate in relation to the physical meeting and access to its premises.

In lieu of in-person attendance, stockholders are encouraged to vote in accordance with the instructions set forth in the Proxy Statement and submit proxies in advance of the Annual Meeting.

By Order of the Board of Directors,

Eric M. Willis
Senior Vice President, General Counsel & Land

News For Immediate Release

Notice of Change of Location of Annual Meeting of

Stockholders to be held on May 20, 2020

HOUSTON, May 8, 2020— Amplify Energy Corp. (NYSE: AMPY) (“Amplify” or the “Company”) announced today that the location of its annual meeting of stockholders (the “Annual Meeting”) to be held on Wednesday, May 20, 2020 at 9:00 am Houston time, has been moved to Two Allen Center, Level 12 – The Forum Conference Room, 1200 Smith Street, Houston, Texas 77002.

In lieu of in-person attendance, stockholders are encouraged to vote in accordance with the instructions set forth in the proxy statement and submit proxies in advance of the Annual Meeting.

Otherwise, in light of the ongoing COVID-19 pandemic, attendees are highly encouraged to wear a self-provided mask or cloth face covering while on the premises, and required to practice “social distancing.” Any person in attendance who exhibits cold, fever or flu-like symptoms or who has been exposed to COVID-19 may be asked to leave the premises for the protection of the other attendees. The Company reserves the right to take any additional precautionary measures it deems appropriate in relation to the physical meeting and access to its premises.

About Amplify Energy

Amplify Energy Corp. is an independent oil and natural gas company engaged in the acquisition, development, exploration and production of oil and natural gas properties. Amplify’s operations are focused in Oklahoma, the Rockies, offshore California, East Texas / North Louisiana and South Texas. For more information, visit www.amplifyenergy.com.

Contacts

Martyn Willsher – Interim CEO & CFO

(832) 219-9047

martyn.willsher@amplifyenergy.com

Eric Chang – Treasurer

(832) 219-9024

eric.chang@amplifyenergy.com

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